BOND PURCHASE OPTION AGREEMENT

     THIS BOND PURCHASE OPTION AGREEMENT (the "Agreement") is made and entered into by and between Explorations Group, Inc., a Delaware corporation (the "Issuer"), and The Yankee Companies, LLC., a Florida limited liability company (hereinafter referred to variously as the "Holder" or "Yankees").

                                   PREAMBLE:

     WHEREAS, the Issuer and Yankees entered into a certain revolving loan agreement heretofore filed by the Issuer with the United States Securities and Exchange Commission (the "Commission") as an exhibit to the Issuer's registration statement of Form 10-SB (hereinafter referred to as the "Revolving Loan Agreement"), pursuant to which Yankees is entitled to purchase an aggregate of $50,000 in the Issuer's Class A, Series A, Convertible Bonds, a form of which has been heretofore filed by the Issuer with the Commission as an exhibit to the Issuer's registration statement of Form 10-SB (hereinafter referred to as the "Bonds"), such right being reflected in certificated instruments and, at Yankees' option, subdivisions thereof (the "Bond Purchase Options"), upon and subject to the terms and conditions of the Revolving Loan Agreement:

     NOW, THEREFORE, in consideration of the premises, the payment by the Holder to or for the benefit of the Issuer of FIVE ($5.00) DOLLARS, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   WITNESSETH:

1.        Grant

         The Holder is hereby granted the right to purchase, at any time from April 9, 2002, until the later of April 9, 2004 or the date the Revolving Loan Agreement is terminated, $50,000 in principal of the Bonds.

2. Bond Purchase Option Certificates.

         The bond purchase option certificates (the"Bond Purchase Option Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, deletions, substitutions, and other variations as required or permitted by this Agreement.

3.       Exercise of Bond Purchase Option.

(a) The Bond Purchase Options initially are exercisable at an aggregate exercise price of $50,000 payable by certified or official bank check in New York Clearing House funds.

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     This form of instrument is the exclusive  property of the Yankee Companies,
LLC., a Florida limited liability company, and has been licensed for use by the Parties (as defined herein) solely for use in this transaction. No one is permitted to use this form or any derivations thereof without the prior written permission of the Yankee Companies, LLC., subject to such terms and conditions, including the payment of royalties or other fees, as the Yankee Companies, LLC. may elect to impose on a transaction by transaction basis.

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(b) Upon  surrender  of a Bond  Purchase  Option  Certificate  with its exercise provisions duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Bonds purchased, at the Issuer's principal offices, as reflected in the records of the Commission maintained on its EDGAR Internet site, the registered holder of a Bond Purchase Option Certificate ("Holder" or "Holders') shall be entitled to receive a certificate or certificates for the Bonds so purchased.

(c) The purchase rights represented by each Bond Purchase Option Certificate are exercisable at the option of the Holder thereof, in whole or in part.

(d) In the case of the purchase of less than all the Bonds purchasable under any Bond Purchase Option Certificate, the Issuer shall cancel said Bond Purchase Option Certificate upon the surrender thereof and shall execute and deliver a new Bond Purchase Option Certificate of like tenor for the balance of the Bonds.

4.       Issuance of Certificates.

(a) Upon the exercise of the Bond Purchase Option, the issuance of Bond Purchase Option Certificate or other securities, properties or rights underlying such Bond Purchase Options shall be made forthwith and in any event such issuance shall be made within five (5) business days thereafter, without charge to the Holder thereof, including, without limitations any tax which may be payable in respect of the issuance thereof and such certificates shall (subject to the provisions of Section 5) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Issuer shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

(b) The Bond Purchase Option Certificates and the certificates representing the Bonds (and/or other securities, property or rights issuable upon exercise of the Bond Purchase Options) shall be executed on behalf of the Issuer by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Issuer under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Issuer.

(c) Bond Purchase Option Certificates shall be dated the date of execution by the Issuer upon initial issuance, division, exchange, substitution or transfer.

5. Restriction On Transfer of Bond Purchase Options.

(a) The Holder of a Bond Purchase Option Certificate, by its acceptance thereof, covenants and agrees that the Bond Purchase Options are being acquired as an investment and not with a view to the distribution thereof.


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(b)      Notwithstanding the foregoing, the Bond Purchase Options are fully transferable if the transfer is effected in compliance with applicable securities and corporate laws and in accordance with the Uniform Commercial Code, as adopted in the State of Delaware.

6.        Registration Rights.

       ss.6.1     Registration Under the Securities Act of 1933.

(a) The Bond Purchase Options and the Bonds issuable upon exercise of the Bond Purchase Options and any of the other securities issuable upon exercise of the Bond Purchase Options have not been registered under the Securities Act of 1933, as amended (the "Securities Act") for public resale.

(b) Upon exercise, in part or in whole, of the Bond Purchase Options, certificates representing the Bond and any other securities issuable upon exercise of the Bond Purchase Options (collectively, the"Bond Purchase Option Securities") shall bear the following legend: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act') for public resale, and may not be offered or sold except pursuant to
         (i) an effective registration statement under the Securities Act, (ii) to the extent applicable, Rule 144 under the Securities Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available, including the exemption referred to as the 4(1)1/2 exemption."

         ss.6.2     Piggyback Registration.

(a) If, at any time during the five year period commencing after the original date hereof, the Issuer proposes to register any of its securities under the Securities Act (other than in connection with a merger or pursuant to Form S-8, S-4 or comparable registration statement) it will give written notice by registered mail, at least thirty days prior to the filing of each registration statement, to Yankees and to all other Holders of the Bond Purchase Options, the Bonds and/or the Bond Purchase Option Securities of its intention to do so.

(b) If Yankees or other Holders of the Bond Purchase Options, Bonds and/or Bond Purchase Option Securities notify the Issuer within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Issuer shall afford Yankees and such Holders of the Bond Purchase Options, Bonds and/or Bond Purchase Option Securities the opportunity to have any such Bond Purchase Options, Bonds and/or Bond Purchase Option Securities registered under such registration statement.

         ss.6.3     Demand Registration.

(a) At any time during the term of this Bond Purchase Option Agreement, the Holders of the Bond Purchase Options, Bonds and/or Bond Purchase Option Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Bond Purchase Options)

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shall have the right  (which  right is in  addition to the  registration  rights under Section 6.2 hereof), exercisable by written notice to the Issuer, to have the Issuer prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Issuer and counsel for Yankees and Holders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their respective Bond Purchase Option Securities for nine consecutive months by such Holders and any other Holders of the Bond Purchase Options, Bonds and/or Bond Purchase Option Securities who notify the Issuer within ten days after receiving notice from the Issuer of such request.

(b) The Issuer covenants and agrees to give written notice of any registration request under this Section 6.3 by any Holder or Holders to all other registered Holders of the Bond Purchase Options, Bonds and the Bond Purchase Option Securities within ten days from the date of the receipt of any such registration request.

       ss.6.4     Covenants of the Issuer, With Respect to Registration.

         In connection with any registration under Section 6.2 or 6.3 hereof, the Issuer covenants and agrees as follows:

(a) The Issuer shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish the Holder desiring to sell Bond Purchase Option Securities such number of prospectuses as shall reasonably be requested.

(b) The Issuer shall pay all costs (excluding any underwriting or selling commissions or over charges of any broker-dealer acting on behalf of Holders), fees and expenses in connection with all registration statements filed pursuant to Sections 6.2 and 6.3(a) hereof including, without limitation, the Issuer's legal and accounting fees, printing expenses, blue sky fees and expenses.

(c) If the Issuer shall fail to comply with the provisions of Section 6.4(a), the Issuer shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all damages due to loss of profit sustained by the Holder(s) requesting registration of its Bond Purchase Option Securities.

(d) The Issuer will take all necessary action which may be required in qualifying or registering the Bond Purchase Option Securities included in a registration statement for offering and sale under the securities or blue sky laws of the state requested by the Holder.

(e) The Issuer shall indemnify the Holder(s) of the Bond Purchase Option Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, The Exchange Act or otherwise,

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         arising from such registration statement.

(f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Bond Purchase Options prior to the initial filing of any registration statement or the effectiveness thereof.

(g) Reserved.

(h) The Issuer shall furnish to each Holder participating in the offering, and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Issuer, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Issuer's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, are as customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offering of securities.

(i) The Issuer shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration agreement.

 (j)     (1)   The Issuer shall deliver promptly to each Holder participating in
               the  offering   requesting  the   correspondence   and  memoranda
               described  below and to the managing  underwriter,  copies of all correspondence between the Commission and the Issuer, its counsel or auditors and all memoranda  relating to  discussions  with the
               Commission  or  its  staff  with  respect  to  the   registration
               statement  and  permit  the  Holder  and  underwriter  to do such investigation,  upon reasonable  advance notice,  with respect to
               information   contained  in  or  omitted  from  the  registration
               statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD").

         (2) Such investigation shall include access to books, records and properties, and opportunities to discuss the business of the Issuer with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request as it deems necessary to comply with applicable securities laws or NASD rules.

(k) In addition to the Bond Purchase Options, Bonds and Bond Purchase Option Securities, upon the

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               written  request of any Holder(s) the Issuer shall include in the registration statement any other securities of the Issuer held by such Holder(s) as of the date of filing of such registration statement, including without limitation, restricted securities, options, warrants or any other securities convertible into securities with an existing public trading market.

(l) For purposes of this Agreement, the term "Majority" in reference to the Holders of Bond Purchase Options or Bond Purchase Option Securities shall mean in excess of fifty percent of the then outstanding Bond Purchase Options or Bond Purchase Option Securities that:

     (1) Are not held by the Issuer, an affiliate (for purposes hereof the term affiliate not including Yankees, its officers, members or their families), officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith; or

     (2) Have not been resold to the public pursuant to a registration statement filed with the Commission under the Securities Act.

7.       Exchange and Replacement of Bond Purchase Option Certificates

(a) Each Bond Purchase Option Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Issuer, for one or more new Bond Purchase Option Certificates of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

(b) Upon receipt by the Issuer of evidence reasonably satisfactory to it of loss, theft, destruction or mutilation of any Bond Purchase Option Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Bond Purchase Option Certificate if mutilated, the Issuer will make and deliver a new Bond Purchase Option Certificate of like tenor, in lieu thereof.

8.       Reservation and Listing of Securities.

(a) The Issuer shall at all times reserve and keep available out of its authorized securities, solely for the purpose of issuance upon the exercise of the Bond Purchase Options or conversion rights appurtenant to the Bonds, such securities or rights as shall be issuable upon the exercise thereof.

(b) The Issuer covenants and agrees that, upon exercise of the Bond Purchase Options, Bonds and payment of the Exercise Price therefor, all Bonds and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.


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9. Notice to Bond Purchase Option Holders.

     Nothing  contained in this Agreement  shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other manner, or as having any rights whatsoever as a stockholder of the Issuer; provided however, that, if at any time prior to the expiration of the Bond Purchase Options: (1) the Issuer takes a record of the holders of its voting securities for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Issuer; or (2) the Issuer offers to all the holders of its securities any additional shares of capital stock of the Issuer or securities convertible into or exchange for shares of capital stock of the Issuer, or any option, right or warrant to subscribe therefor: or (3) a dissolution, liquidation or winding up of the Issuer other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then the Issuer shall give notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale, specifying such record date or the date of closing the transfer books, as the case may be.

10. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed registered or certified mail, return receipt requested:

(a) If to the Holders, The Yankee Companies, LLC., to Crystal Corporate Center; 2500 North Military Trail, Suite 225; Boca Raton, Florida 33431, with a copy to 5185 Southeast 20th Street, Ocala, Florida 34471, and as otherwise listed on the books of the Issuer, or

(b) If to the Issuer, to the address reflected in the records of the Commission maintained on its EDGAR Internet site or to such other address as the Issuer may designate by notice to the Holders.

11.      Supplements and Amendments.

(a) Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto.

(b) Any waiver, permit, consent or approval of any kind or character on the part of the Issuer or the Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only in the extent specifically set forth in such writing.


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12.      Successors.

     All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Issuer, the Holder and their respective successors and assigns hereunder.

13.      Governing Law; Submission to Jurisdiction.

(a) This Agreement and each Bond Purchase Option Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

(b) The Issuer and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or the United States District Court for the Central District of Florida, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.

(c) The Issuer and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum.

(d) Any such process or summons to be served upon any of the Issuer or the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, address to such Party at the address as set forth in Section 10 hereof.

(e) Such mailing shall deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

(f) The Issuer and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor, including attorneys' fees.

14.      Entire Agreement; Modification.

     This Agreement, the Bonds and the Revolving Loan Agreement (to the extent portions thereof are referred to herein) contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

15.      Severability.

     If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

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16. Captions.

     The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

17. Benefits of this Agreement.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Issuer, the Holder and their successors and assigns any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive 'benefit of the Issuer, the Holder and their successors and assigns.

18.      Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and, such counterparts shall together constitute but one and the same instrument.


     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
         In Our Presence
                                                      Explorations Group, Inc.
----------------------------

____________________________                By:      /s/ Michelle Tucker
                                                     Michelle Tucker, President
Dated: April 9, 2002

                                                   The Yankee Companies, LLC.
----------------------------

____________________________                By:      /s/ Leonard M. Tucker
                                                       Leonard Miles Tucker
                                                Member & Chief Executive Officer
Dated: April 9, 2002

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                        BOND PURCHASE OPTION CERTIFICATE

     The bond purchase options represented by this certificate and the other securities issuable upon exercise thereof may not be offered or sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") ; to the extent applicable, Rule 144 promulgated under the Securities Act (or any similar rule under the Securities Act relating to the disposition of securities); or, an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel for the Issuer, that an exemption from registration under the Securities Act is available.

     The transfer or exchange of the bond purchase options represented by this certificate is restricted in accordance with the bond purchase option agreement referred to herein.

                      Exercisable on or Before the Later of
        5:30 p.m., New York Time, April 9, 2004 or the Termination of the
                        Revolving Loan Agreement between
       The Yankee Companies, LLC., a Florida limited liability company and
                Explorations Group, Inc., a Delaware corporation

                             Certificate Number 0001

     This Bond Purchase Option Certificate certifies that The Yankee Companies, LLC., a Florida limited liability company, or registered assigns, is the registered holder (the "Holder" or "Yankees") of an option to purchase, at any time from April 9, 2002, until 5:30 p.m. New York time on the later of 5:30 p.m., New York Time, April 9, 2004 or the termination of the Revolving Loan Agreement between the Yankee Companies, LLC., a Florida limited liability company, and Explorations Group, Inc., a Delaware corporation (The "Expiration Date") an aggregate number of $50,000 in principal of the Class A, Series A, Convertible Bonds, a form of which has been heretofore filed by Explorations Group, Inc., a Delaware corporation (the "Issuer") with the United States Securities and Exchange Commission as an exhibit to the Issuer's registration statement on Form 10-SB (hereinafter referred to as the "Bonds").

                                     Terms:

1. Exercise of this Bond Purchase Option shall be effected by surrender of this Bond Purchase Option Certificate and payment of the Exercise Price at an office or agency of the Issuer subject to the conditions set forth herein and in the Bond Purchase Option Agreement originally dated as of April 9, 2002, between the Issuer and The Yankee Companies, LLC. (the "Bond Purchase Option Agreement").

2. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Issuer.

3. No Bond Purchase Option may be exercised after 5:30 p.m. New York time, on the Expiration Date, at which time all Bond Purchase Options evidenced hereby unless exercised prior thereto, shall thereafter be void.

 -------------------------------------------------------------------------------

                 Please Initial: The Issuer: ____ Yankees: ____

         Explorations Group, Inc. Bond Purchase Option Agreement Page 10

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4.       The rights evidenced by this Bond Purchase Option Certificate are part of a duly authorized issue of Bond Purchase Options pursuant to the Bond Purchase Option Agreement which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Bond Purchase Options.


                                      * **

     In Witness Whereof, this instrument has been executed by the Issuer, effective as of the date set forth below.

Signed, Sealed & Delivered
         In Our Presence
                                                       Explorations Group, Inc.
----------------------------

____________________________                By:      ___________________________
                                                     Michelle Tucker, President
         [CORPORATE SEAL]
                                           Attest:  __________________________
                                                   Vanessa H. Lindsay, Secretary
Dated: April 9, 2002





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                 Please Initial: The Issuer: ____ Yankees: ____

         Explorations Group, Inc. Bond Purchase Option Agreement Page 11

                            EXPLORATIONS GROUP, INC.
                       BOND PURCHASE OPTION EXERCISE FORM

Dated:   ________________

         The Undersigned hereby irrevocably elects to exercise the subject Bond Purchase Option to the extent of purchasing $_______ in principal amount thereof and hereby makes payment of $______, for an equivalent amount in principal of the Bonds.

                     Instructions for Registration of Bonds

                      Please type or print in block letters

                              ---------------------
                                     (Name)

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------
                                    (Address)


                       Signature: _______________________

NOTICE: The signatures to this exercise of Bond Purchase Option must correspond with the name as written upon the face of the Bond Purchase Option in every particular, without alteration or enlargement or any change whatever.




Signature Guaranteed:



IMPORTANT:                 SIGNATURE MUST BE GUARANTEED BY A FIRM WHICH IS A
                           MEMBER OF A REGISTERED NATIONAL EXCHANGE OR BY A
                           COMMERCIAL BANK OR A TRUST COMPANY!

 -------------------------------------------------------------------------------

                 Please Initial: The Issuer: ____ Yankees: ____

         Explorations Group, Inc. Bond Purchase Option Agreement Page 12

                            EXPLORATIONS GROUP, INC.
                      BOND PURCHASE OPTION ASSIGNMENT FORM


     FOR VALUE RECEIVED, The Yankee Companies, LLC., a Florida limited liability company, hereby sells, assigns and transfers unto:

                     (Please type or print in block letters)

                         -------------------------------
                                     (Name)


         ---------------------------------------------------------------

         ---------------------------------------------------------------
                                    (Address)


the right to purchase Bonds represented by this Bond Purchase Option Certificate to the extent of $_____ in principal, and does hereby irrevocably constitute and appoint ____________________________________ attorney, to transfer the same on the books of the Issuer with full power of substitution in the premises.

Dated: _____________________

               Signature: ________________________________________
                              Leonard Miles Tucker
                        Member & Chief Executive Officer
                           The Yankee Companies, LLC.
                       a Florida limited liability company

NOTICE: The signatures to this assignment of Bond Purchase Option must correspond with the name as written upon the face of the Bond Purchase Option in every particular, without alteration or en largement or any change whatever.
Signature Guaranteed:



IMPORTANT:                 SIGNATURE MUST BE GUARANTEED BY A FIRM WHICH IS A
                           MEMBER OF A REGISTERED NATIONAL EXCHANGE OR BY A
                           COMMERCIAL BANK OR A TRUST COMPANY!

 -------------------------------------------------------------------------------

                 Please Initial: The Issuer: ____ Yankees: ____

         Explorations Group, Inc. Bond Purchase Option Agreement Page 13

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